PFT Emerging Markets Income Fund Period ending 5/31/15

1. Sub Management Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014; schedule A
dated November 20, 2014    Incorporated by reference to Post Effective
Amendment No. 210 to the Registrants Registration Statement filed on
May 26, 2015.